As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-288693

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Mobile-health Network Solutions

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Venture Drive, #07-06/07 Vision Exchange

Singapore 608526

+65 6222 5223

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 212 947 7200

(Name, address, and telephone number of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

+1 212 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Mobile-health Network Solutions is filing this Amendment No. 1 (this “Amendment No. 1”) to its registration statement on Form F-3 (File No. 333-288693) originally filed on July 16, 2025 (the “Registration Statement”), as an exhibit-only filing solely to file (i) a form of indenture, filed herewith as Exhibit 4.5 (the “Form of Indenture”); and (ii) an updated opinion of Harney Westwood & Riegels Singapore LLP, which filed herewith as Exhibit 5.1 (the “Opinion”). Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement, the Form of Indenture filed herewith as Exhibit 4.5, and the Opinion filed herewith as Exhibit 5.1. The remainder of the Registration Statement is unchanged and has been omitted from this Amendment No. 1.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Description of document
1.1***	Sales Agreement, dated July 15, 2025, by and between the Company and A.G.P./Alliance Global Partners
3.1***	Amended and Restated Memorandum and Articles of Association of the Company
4.1	Specimen Certificate for Class A Ordinary Shares (Incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form F-1 (Amendment No. 1) (File No. 333-286026), filed on March 28, 2025)
4.2*	Specimen Warrant Certificate, if any
4.5**	Form of Indenture
4.33*	Form of Warrant Agreement, if any
4.44*	Form of Debt Security, if any
4.55*	Form of Unit Agreement and Specimen Unit Certificate, if any
5.1**	Opinion of Harney Westwood & Riegels Singapore LLP
23.1***	Consent of JWF Assurance PAC
23.2***	Consent of Simon & Edward, LLP
23.3**	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
24.1***	Power of Attorney (included in signature page to the initial filing of this registration statement)
107***	Filing Fee Table

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

** Filed herewith.

*** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 8th day of August, 2025.

Mobile-health Network Solutions

By:	/s/ Siaw Tung Yeng
Name:	Siaw Tung Yeng
Title:	Co-Chief Executive Officer and Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Siaw Tung Yeng as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Siaw Tung Yeng	Co-Chief Executive Officer and Director	August 8, 2025
Name: Siaw Tung Yeng	(principal executive officer)

/s/ Teoh Pui Pui	Co-Chief Executive Officer/Chief Operating Officer/Chairwoman of the Board/Director	August 8, 2025
Name: Teoh Pui Pui	(principal executive officer)

/s/ Leong Aik Huat	Chief Financial Officer	August 8, 2025
Name: Leong Aik Huat	(principal financial and principal accounting officer)

/s/ Ho Hin Yip	Independent Director	August 8, 2025
Name: Ho Hin Yip

/s/ Tan Kim Han Raymond	Independent Director	August 8, 2025
Name: Tan Kim Han Raymond

/s/ Gabe Rijpma	Independent Director	August 8, 2025
Name: Gabe Rijpma

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mobile-health Network Solutions, has signed this registration statement in the City of New York, State of New York, United States, on August 8, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President, on behalf of Cogency Global Inc.